UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2018

DNIB UNWIND, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36072	56-2596148
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Development Specialists, Inc.

333 South Grand Avenue, Suite 4070

Los Angeles, California 90071

(Address of principal executive offices) (Zip Code)

(213) 617-2717

(Registrant’s telephone number, include area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD.

On February 9, 2018, the DNIB Liquidation Trust (the “Trust”) filed a Third Status Report Regarding Holders Of DNIB Stock Pursuant to the Debtors’ Plan of Liquidation (the “Status Report”) requesting that any shareholder of DNIB Unwind, Inc. (the “Company”) as of August 30, 2016 who has not submitted previously requested tax information (the “Tax Forms”) and, if applicable, a broker certification form (the “Certification Form”), in valid form, submit the following to Prime Clerk LLC as soon as possible to avoid potential adverse tax consequences:

•	A completed Form W-8 or Form W-9, as applicable (found at www.irs.gov); and

•	For shareholders that held their Company shares through a broker or nominee only, a completed Certification Form to be completed by the broker or nominee. The form of the Certification Form is attached as Exhibit A to the Status Report, which is attached as Exhibit 99.1 to this Form 8-K.

The completed Tax Forms and Certification Forms should be mailed to Prime Clerk LLC, Attn: BIND Distribution Form Processing, 830 3rd Avenue, 3rd Floor, New York, NY 10022. As previously disclosed, shareholders who have not already submitted a valid Tax Form and, if applicable, a valid Certification Form timely are not entitled to share in any future distributions under the Company’s chapter 11 plan of liquidation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Third Status Report Regarding Holders Of DNIB Stock Pursuant to the Debtors’ Plan of Liquidation, filed February 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DNIB UNWIND, INC.

Date: February 12, 2018	By:	/s/ Geoffrey L. Berman
Geoffrey L. Berman
Chief Restructuring Officer